Exhibit 99.1

CONTACT INFORMATION:

INVESTORS and MEDIA
Julie Tracy
Sr. Vice President, Chief Communications Officer
ev3 Inc.
office: (949) 680-1375
jtracy@ev3.net
ev3 Inc. Announces Preliminary First Quarter 2008 Revenue
Company to Revise Annual Guidance on May 2, 2008 Conference Call
PLYMOUTH, Minn. — (PR NEWSWIRE) — April 7, 2008 — ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today announced preliminary first quarter 2008 revenue of approximately $101.3 million as compared to its previously provided revenue guidance of $107 million or greater for the quarter. The company indicated that overall revenue growth of approximately 10% versus the fourth quarter of 2007 was driven by consistent growth across all of its major product groups including its pre-merger peripheral vascular business segment, the atherectomy product line acquired from FoxHollow and the neurovascular business segment. The company attributed most of the shortfall to expectations to a slower than anticipated rebound in U.S. atherectomy following the integration of the ev3 and FoxHollow sales organizations.
The company expects to announce its first quarter 2008 final financial results on May 2, 2008. At that time, the company also expects to revise its annual guidance for 2008. In the interim, the company is withdrawing the first quarter and full-year 2008 earnings and revenue guidance previously provided on January 7, 2008.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to improving the lives of patients with vascular disease through the development of innovative endovascular therapies. ev3’s products are used by endovascular specialists to treat a wide range of peripheral vascular and neurovascular diseases and disorders. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — peripheral angioplasty balloons, stents, plaque excision systems, embolic protection devices, liquid embolics, embolization coils, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at http://www.ev3.net.
ev3, the ev3 logo, and FoxHollow are trademarks of ev3 Inc., registered in the U.S. and other countries.
Forward Looking Statements
Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, anticipated revenue synergies and cost savings as a result of ev3’s merger with FoxHollow and the timing thereof, anticipated expenses as a result of ev3’s merger with FoxHollow and the timing thereof, effects of recent U.S. peripheral vascular sales force restructuring activities, new product benefits and market acceptance, anticipated costs and expenses paid in connection with outstanding litigation and other statements identified by words such as “expect,” “anticipate,” “will,” “may,” “believe,” “could,” “outlook,” “guidance,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of ev3’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: the failure to realize revenue synergies and cost-savings from ev3’s merger with FoxHollow or delay in realization thereof; the businesses of ev3 and FoxHollow not being integrated successfully, or such integration taking longer or being more difficult, time-consuming or costly to accomplish than expected; the impact of competitive products and pricing; changes in the regulatory environment; availability of third party reimbursement; potential margin pressure resulting from volume selling, as well as potential adverse effects on future product demand resulting from volume purchases; delays in regulatory approvals and the introduction of new products; market acceptance of new products and success of clinical testing. More detailed information on these and additional factors which could affect ev3’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. ev3 Inc. urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, ev3 undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.
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